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                                                                    EXHIBIT 10.1

                                  [IMCB LOGO]

                           Second Amended and Restated

              1999 Employee Stock Option and Restricted Stock Plan

                                  APPROVED BY THE SHAREHOLDERS DECEMBER 17, 2003

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                                    AMENDMENT

             THE NUMBER OF SHARES RESERVED IN THE SECOND AMENDED AND
       RESTATED 1999 EMPLOYEE STOCK OPTION AND RESTRICTED PLAN AS APPROVED
                  BY THE SHAREHOLDERS ON DECEMBER 17, 2003 ARE:

                                     291,100

           EFFECTIVE DECEMBER 18, 2003, THE NUMBER OF SHARES RESERVED
             IN THE PLAN ARE INCREASED BY A 2 FOR 1 STOCK SPLIT TO:

                                     582,200

               PAR VALUE OF STOCK ELIMINATED ON DECEMBER 17, 2003

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                         INTERMOUNTAIN COMMUNITY BANCORP
                           SECOND AMENDED AND RESTATED
                 EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLAN

1. PURPOSE OF THE PLAN. The purpose of this Employee Stock Option and Restricted Stock Plan ("Plan") is to provide additional incentives to key employees of Intermountain Community Bancorp, an Idaho corporation ("Bancorp") and any of its existing or future Subsidiaries, thereby helping to attract and retain the best available personnel for positions of responsibility with said corporations and otherwise promoting the success of the business activities of Bancorp. Bancorp intends that Options issued pursuant to this Plan shall constitute either Incentive Stock Options within the meaning of Section 422 of the Code or Nonqualified Stock Options.

2.       DEFINITIONS. As used in this Plan, the following definitions apply:

         a. "Bancorp" has the meaning set forth in paragraph 1 of this Plan.

         b.       "Board" means the Board of Directors of Bancorp.

         c.       "Code" means the Internal Revenue Code of 1986, as amended.

         d. "Common Stock" means Bancorp's common stock, currently with a par value of $2.50 per share.

         e. "Committee" has the meaning set forth in subparagraph 4.a of this Plan.

         f. "Continuous Status as an Employee" means status as an Employee without interruption or termination. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave or any other approved leave of absence.

         g. "Date of Grant" of an Option or a Restricted Stock Award means the date on which the Committee makes the determination granting such Option or Restricted Stock Award, or such later date as the Committee may designate. The Date of Grant shall be specified in the Option agreement or the Restricted Stock Purchase Agreement, as the case may be.

         h. "Employee" means any person employed by Bancorp, or a Subsidiary of Bancorp that is currently in existence or is hereafter organized or is acquired by Bancorp.

         i. "Exercise Price" has the meaning set forth in subparagraph 4.b(2) of this Plan.

         j. "Fair Market Value" shall mean, when referring to the Common Stock, the fair market value of such stock, as determined by the Board in good faith. The determination of the Board shall be conclusive and binding on all persons.

         k.       "Grantee" means an Employee who receives a Restricted Stock
                  Award.

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         l.       "Option" means a stock option granted under this Plan. Options shall include both Incentive Stock Options as defined under
                  Section 422 of the Code and Nonqualified Stock Options, which refer to all stock options other than Incentive Stock Options.

         m.       "Optionee" means an Employee who receives an Option.

         n.       "Plan" has the meaning set forth in paragraph 1 of this Plan.

         o. "Parent" means any corporation owning at least eighty percent (80%) of the total voting power of the issued and outstanding stock of Bancorp and eighty percent (80%) of the total value of the issued and outstanding stock of Bancorp.

         p. "Purchase Price" means the amount, determined as provided in paragraph 7.b of this Plan, that a Grantee is required to pay to acquire shares of Common Stock pursuant to a Restricted Stock Award.

         q. "Restricted Stock Award" means an offer by Bancorp to issue to an Employee shares of Common Stock that are subject to restrictions, as provided in this Plan.

         r. "Restricted Stock Purchase Agreement" has the meaning set forth in subparagraph 7.a of this Plan.

         s. "Shareholder-Employee" means an Employee who owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of Bancorp or of any Subsidiary or parent company. For this purpose, the attribution of stock ownership rules provided in Section 424(d) of the Code shall apply.

         t. "Subsidiary" means any corporation of which not less than fifty percent (50%) of the voting shares are held by Bancorp or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by Bancorp or a Subsidiary.

3.       STOCK SUBJECT TO OPTIONS AND RESTRICTED STOCK AWARDS.

         a. Number of Shares Reserved. The maximum number of shares of Common Stock that may be subject to, and issued under, Options granted under this Plan is two hundred ninety one thousand, one hundred (291,100), subject to adjustment as provided in subparagraph 6.j of this Plan and to reduction by the number of shares of Common Stock issued pursuant to Restricted Stock Awards. The sum of all shares of Common Stock that are issued under Options granted under this Plan and pursuant to Restricted Stock Awards shall not exceed such maximum number. During the term of this Plan, Bancorp will at all times reserve and keep available a sufficient number of shares of its Common Stock to satisfy the requirements of this Plan.

         b. Expired Options and Unvested Restricted Stock. If any outstanding Option or Restricted Stock Award expires or becomes unexercisable for any reason without having been exercised in full, or shares of Common Stock subject to a Restricted Stock Purchase Agreement are forfeited or repurchased by the Bancorp pursuant to such agreement, or shares of Common Stock issued upon the exercise of an Option

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                  are repurchased pursuant to the terms of the Option agreement evidencing such Option, then the shares of Common Stock allocable to the unexercised Option or Restricted Stock Award, or that are forfeited or repurchased by Bancorp pursuant to such Restricted Stock Purchase Agreement or Option agreement, will again become available for other Options and/or Restricted Stock Awards hereunder.

4.       ADMINISTRATION OF THE PLAN.

         a. The Committee. The Board will administer this Plan directly, acting as a Committee of the whole, or if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least three Board members. All references in the Plan to the "Committee" refers to this separate Committee, if any is established, or if none is then in existence, refers to the Board as a whole. Once appointed, any Committee will continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint new members in substitution, and fill vacancies however caused. The Committee will select one of its members as chairman, and will hold meetings at such times and places as the chairman or a majority of the Committee may determine. At all times, the Board will have the power to remove all members of the Committee and thereafter to directly administer this Plan as a Committee of the whole.

                           (1) Members of the Committee who are eligible for Options or Restricted Stock Awards, or who have been granted Options or Restricted Stock Awards, will be counted for all purposes in determining the existence of a quorum at any meeting of the Committee and will be eligible to vote on all matters before the Committee respecting the granting of Options or Restricted Stock Awards and respecting other matters relating to the administration of this Plan.

                           (2) At least annually, the Committee shall present a written report to the Board indicating the persons to whom Options or Restricted Stock Awards have been granted since the date of the last such report, and in each case the Date of Grant, the number of shares subject to such Options or granted under such Restricted Stock Awards, and the per-share Exercise Price or Purchase Price, as the case may be.

         b. Powers of the Committee. All actions of the Committee shall be either (i) by a majority vote of the members of the full Committee at a meeting of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting. All decisions, determinations and interpretations of the Committee will be final and binding on all persons, including, without limitation, all Optionees, any other holders or persons interested in any Options, Grantees and persons holding shares of Common Stock subject to a Restricted Stock Purchase Agreement, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board will be liable for any action or determination made in good faith with respect to the Plan, any Option or any

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                  Restricted Stock Award. Subject to all provisions and
                  limitations of the Plan, the Committee will have the authority and discretion:

                           (1) to determine the persons to whom Options and Restricted Stock Awards are to be granted, the Dates of Grant, and the number of shares to be subject to each Option or Restricted Stock Award;

                           (2) to determine the price at which shares of Common Stock are to be issued under an Option, subject to subparagraph 6.b of this Plan ("Exercise Price"), or under a Restricted Stock Award;

                           (3) to determine all other terms and conditions of each Option and Restricted Stock Award granted under this Plan (including, without limitation, specification of the dates upon which Options become exercisable, the dates at which Common Stock become nonforfeitable under a Restricted Stock Purchase Agreement and whether the right to exercise an Option or the nonforfeiture of shares of Common Stock pursuant to a Restricted Stock Purchase Agreement are conditioned on performance standards, periods of service or otherwise), which terms and conditions can vary among Options and Restricted Stock Awards, as the case may be;

                           (4) to modify or amend the terms of any Option or Restricted Stock Award previously granted, or, in the case of Options, to grant substitute Options, subject to subparagraphs 6.l and 6.m of this Plan;

                           (5) to authorize any person or persons to execute and deliver Option agreements and Restricted Stock Purchase Agreements, or to take any other actions deemed by the Committee to be necessary or appropriate to effect the grant of Options or Restricted Stock Awards by the Committee; and

                           (6) to interpret this Plan and to make all other determinations and take all other actions that the Committee deems necessary or appropriate to administer this Plan in accordance with its terms and conditions.

5. ELIGIBILITY. Options and Restricted Stock Awards may be granted only to Employees. The granting of Options and Restricted Stock Awards under this Plan will be entirely discretionary with the Committee. Adoption of this Plan will not confer on any Employee any right to receive an Option or a Restricted Stock Award under this Plan unless and until said Option or Restricted Stock Award, as the case may be, is granted by the Committee in its sole discretion. Neither the adoption of this Plan nor the granting of any Options or Restricted Stock Awards under this Plan will confer upon any Optionee, Grantee or any other Employee any right with respect to continuation of employment, nor will the same interfere in any way with his or her right or with the right of the shareholders of Bancorp or any Subsidiary to terminate his or her employment at any time.

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6.       TERMS AND CONDITIONS OF OPTIONS. All Options granted under this Plan shall be authorized by the Committee, and shall be documented in written Option agreements in such form as the Committee will approve from time to time, which agreements shall comply with and be subject to all of the following terms and conditions:

         a. Number of Shares; Annual Limitation. Each Option agreement shall state whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option and the number of shares subject to Option. Any number of Options may be granted to an Employee at any time; except that, in the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of each Date of Grant) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by such Employee during any one calendar year (under all incentive stock option plans of the Bancorp and all of its Subsidiaries taken together) shall not exceed $100,000. Any portion of an Option in excess of the $100,000 limitation shall be treated as a Nonqualified Stock Option

         b. Exercise Price and Consideration. The Exercise Price shall be the price determined by the Committee, subject to subparagraphs (1) and (2) below.

                  (1) In the case of Incentive Stock Options, the Exercise Price shall in no event be less than the Fair Market Value of the Common Stock on the Date of Grant. In the case of an Incentive Stock Option granted to an Employee who, immediately before the grant of such Incentive Stock Option, is a Shareholder-Employee, the Exercise Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

                  (2) In all cases, the Exercise Price shall be no less than the net book value of the Common Stock at the time of grant, as is determined by the Committee.

                  (3) In all cases, the Exercise Price shall be payable either (i) in United States dollars upon exercise of the Option, or (ii) if approved by the Board, in other consideration (including without limitation Common Stock, services, debt instruments or other property).

         c. Term of Option. No Option shall in any event be exercisable after the expiration of ten (10) years from the Date of Grant. Further, no Incentive Stock Option granted to an Employee who, immediately before such Incentive Stock Option is granted, is a Shareholder-Employee shall be exercisable after the expiration of five (5) years from the Date of Grant. Subject to the foregoing and other applicable provisions of the Plan including but not limited to subparagraphs 6.g, 6.h and 6.i, the term of each Option will be determined by the Committee in its discretion.

         d. Non-transferability of Options. No Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

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         e.       Manner of Exercise. An Option will be deemed to be exercised when written notice of exercise has been given to Bancorp in accordance with the terms of the Option by the person entitled to exercise the Option, together with full payment for the shares of Common Stock subject to said notice.

         f. Rights as Shareholder. An Optionee shall have none of the rights of a shareholder with respect to any shares covered by his or her Option unless and until the Optionee has exercised such Option and submitted full payment for the shares.

         g. Death of Optionee. An Option shall be exercisable at any time prior to termination under subparagraphs (1) or (2), below, by the Optionee's estate or by such person or persons who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee. In the event of the death of an Holder,

                    (1) an Incentive Stock Option shall terminate no later than the earliest of (i) one year after the date of death of the Optionee if the Optionee had maintained Continuous Status as an Employee since the Date of Grant of the Option, or (ii) the date specified under subparagraph 6.i of this Plan if the Optionee's status as an Employee was terminated prior to his or her death, or (iii) the expiration date otherwise provided in the applicable Option agreement; and

                    (2) a Nonqualified Stock Option shall terminate no later than the earlier of (i) one year after the date of death of the Optionee, or (ii) the expiration date otherwise provided in the Option agreement, except that if the expiration date of a Nonqualified Stock Option should occur during the 180-day period immediately following the Optionee's death, such Option shall terminate at the end of such 180-day period.

         h. Disability of Optionee. If an Optionee's status as an Employee is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Code) and if said Optionee had maintained Continuous Status as an Employee at all times between the date of grant of the Option and the termination of his or her status as an Employee, his or her Option shall terminate no later than the earlier of (i) one year after the date of termination of his or her status as an Employee, or (ii) the expiration date otherwise provided in his or her Option agreement.

         i.       Termination of Status as an Employee.

                           (1) If an Optionee's status as an Employee is terminated at any time after the grant of an Option to such Employee for any reason other than death or disability (as described in subparagraphs 6.g and 6.h above) and not for cause, as provided in subparagraph (2) below, then such Option shall terminate no later than the earlier of (i) the same day of the third month

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                                    after the date of termination of his or her
                                    status as an Employee, or (ii) the
                                    expiration date otherwise provided in his or her Option agreement.

                           (2) If an Optionee's status as an Employee is terminated for cause at any time after the grant of an Option to such Employee, then such Option shall terminate at the end of the day on the date of termination of his or her status as an Employee. For this purpose, "cause" includes fraud or willful misconduct or any other conduct that the Board reasonably believes will cause or has caused Bancorp substantial injury as a result of gross negligence or dishonesty.

         j. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of Bancorp, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock available for grant of additional Options, and the per-share Exercise Price in each outstanding Option, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by Bancorp; provided, however, that conversion of any convertible -------- securities of Bancorp will not be deemed to have been "effected without receipt of consideration." Such adjustment will be made by the Committee, whose determination in that respect will be final, binding and conclusive. Except as otherwise expressly provided in this subparagraph 6.j, no Optionee will have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock, and no issuance by Bancorp of shares of stock of any class, or securities convertible into shares of stock of any class, will affect the number of shares or Exercise Price subject to any Options, and no adjustments in Options will be made by reason thereof. The grant of an Option under this Plan will not affect in any way the right or power of Bancorp to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

         k. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an Option granted under this Plan, unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, including, without limitation, applicable federal and state securities laws. As a condition to the exercise of an Option, Bancorp may require the person exercising such Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for Bancorp, such a representation is required by any of the aforementioned relevant provisions of law.

         l. Corporate Sale Transactions. In the event of the merger or reorganization of Bancorp with or into any other corporation, the sale of substantially all of the assets of Bancorp, or a dissolution or liquidation of Bancorp (collectively, "Sale Transaction"),

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                  (1) all outstanding Options that are not then fully
                  exercisable will become exercisable upon the date of closing of any sale transaction or such earlier date as the Committee may fix; and (2) the Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee. In such event, however, the Committee shall notify each Optionee of such action in writing not less than sixty (60) days prior to the termination date fixed by the Committee, and each Optionee shall have the right to exercise his or her Option prior to said termination date.

         m. Substitute Stock Options. In connection with an internal reorganization of Bancorp, the Committee is authorized, in its discretion, to substitute for any unexercised Option, a new option for shares of the resulting entity's stock.

         n. Tax Compliance. Bancorp, in its sole discretion, may take actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any shares of Common Stock issued upon exercise of an Option, including, but not limited to (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a Fair Market Value equal to the amount required to be withheld by Bancorp under applicable tax laws, and (ii) withholding from any form of compensation or other amount due an Optionee, or holder, of shares of Common Stock issued upon exercise of an Option any amount required to be withheld by Bancorp under applicable tax laws. Withholding or reporting will be considered required for purposes of this subparagraph if the Committee, in its sole discretion, so determines.

         o. Holding Period for Incentive Stock Options. With regard to shares of Common Stock issued pursuant to an Incentive Stock Option granted under the Plan, if the Optionee (or such other person who may exercise the Option pursuant to subparagraph 6.g of this Plan) makes a disposition of such shares within two years from the Date of Grant of such Option, or within one year from the date of issuance of such shares to the Optionee upon the exercise of such Option, then the Optionee shall notify the Bancorp in writing of such disposition and shall cooperate with the Bancorp in any tax compliance relating to such disposition.

         p. Other Provisions. Option agreements executed under this Plan may contain such other provisions as the Committee will deem advisable.

7. RESTRICTED STOCK AWARDS. The Committee will determine all terms and conditions of a Restricted Stock Award (including, without limitation, to which Employees a Restricted Stock Award will be granted, the number of shares of Common Stock the Employee may purchase pursuant thereto, and the restrictions to which the shares of Common Stock so purchased will be subject), subject to the following:

         a. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a written agreement (the "Restricted Stock Purchase Agreement"). The Restricted Stock Purchase Agreement will be in substantially a form (which may differ among Grantees) that the Committee shall from time to time

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                  approve, and will comply with and be subject to the terms and conditions of the Plan. A Grantee can accept a Restricted Stock Award only by signing and delivering to Bancorp the Restricted Stock Purchase Agreement, and paying in full the Purchase Price, within thirty (30) days after the date that the Restricted Stock Purchase Agreement is delivered to the Grantee. If the Grantee does not so accept the Restricted Stock Award, then the offer represented by the Restricted Stock Award will terminate without the need for further action by any party, unless the Committee determines otherwise.

         b. Purchase Price. The Purchase Price for shares acquired by Grantee under a Restricted Stock Award will be determined by the Committee, and may be less than the Fair Market Value of the shares of Common Stock on the date the Restricted Stock Award is granted. The Purchase Price shall be payable in accordance with any procedures established by Bancorp and may be paid in the form of either (i) United States dollars, or
                  (ii) if approved by the Board, other consideration including without limitation Common Stock, services, debt instruments or other property.

         c. Terms of Restricted Stock Awards. Shares of Common Stock acquired pursuant to a Restricted Stock Award shall be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified number of years of service with Bancorp and/or upon completion of performance goals that are set forth in the Restricted Stock Purchase Agreement entered into by Grantee in connection with the Restricted Stock Award. The Restricted Stock Purchase Agreement shall be in such form and contain such other provisions (which may differ among Grantees) as the Committee shall from time to time approve and shall comply with, and be subject to the terms and conditions of, this Plan. Prior to the grant of a Restricted Stock Award, the Committee shall:
                  (i) determine the nature, length and starting date of any period that the Grantee must maintain Continuous Status as an Employee before shares of Common Stock received pursuant to a Restricted Stock Award shall vest; (ii) select from the factors to be used to measure performance goals, if any; and
                  (iii) determine the number of shares of Common Stock that may be awarded to the Grantee.

         d. Termination During Performance Period. Restricted Stock Awards that have not vested, as provided in the Restricted Stock Purchase Agreement, shall cease to vest immediately if a Grantee ceases to maintain Continuous Status as an Employee for any reason, unless the Committee determines otherwise, and Bancorp shall have the right, at the discretion of the Committee, to repurchase all or a portion of the shares of Common Stock that have not yet vested and that were acquired by Grantee pursuant to a Restricted Stock Award. The purchase price required to be paid by Bancorp for each share of Common Stock upon exercise of its rights under this subparagraph 7.d of the Plan shall be the original per share Purchase Price paid by the Grantee for such shares.

         e. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued pursuant to a Restricted Stock Award granted under this Plan, unless the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of

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                  law, including, without limitation, applicable federal and state securities laws. As a condition to the issuance of shares of Common Stock pursuant to a Restricted Stock Award, Bancorp may require the Grantee to represent and warrant prior to issuance that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for Bancorp, such a representation is required by any of the aforementioned relevant provisions of law.

         f. Tax Compliance. Bancorp, in its sole discretion, may take actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the granting of a Restricted Stock Award, including, but not limited to withholding from any form of compensation or other amount due a Grantee any amount required to be withheld by Bancorp under applicable tax laws. Withholding or reporting will be considered required for purposes of this subparagraph if the Committee, in its sole discretion, so determines.

         g. Other Provisions. Restricted Stock Purchase Agreements executed under this Plan may contain such other provisions as the Committee shall deem advisable.

8. TERM OF THE PLAN. This Plan will become effective, and Options and Restricted Stock Awards may be granted, upon adoption of the Plan by the Board, subject to shareholder approval. Unless sooner terminated as provided in subparagraph 8.a of this Plan, this Plan will terminate on the tenth (10th) anniversary of the original effective date of the Plan. Options and Restricted Stock Awards may be granted at any time after the effective date and prior to the date of termination of this Plan.

         a. Amendment or Early Termination of the Plan. The Board may terminate this Plan at any time. The Board may amend this Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without approval of the shareholders, no revision or amendment will increase the number of shares of Common Stock subject to this Plan other than in connection with an adjustment under subparagraph 6.j of this Plan.

         b. Effect of Amendment or Termination. No amendment or termination of this Plan will affect Options or Restricted Stock Awards granted prior to such amendment or termination, and all such Options and Restricted Stock Awards shall remain in full force and effect notwithstanding such amendment or termination.

9. SHAREHOLDER APPROVAL. Adoption of this Plan shall be subject to ratification by affirmative vote of shareholders owning at least a majority of the outstanding Common Stock at a duly convened meeting. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of this Plan, then this Plan shall terminate (subject to subparagraph 8.b of the Plan, except that any Incentive Stock Options previously granted under the Plan shall become Nonqualified Stock Options) and no further Options or Restricted Stock Awards shall be granted under the Plan.

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

                             CERTIFICATE OF ADOPTION

         I certify that the foregoing Second Amended and Restated Employee Stock Option and Restricted Stock Plan was approved by the Board of Directors of Intermountain Community Bancorp on October 22, 2003.

                                   /s/ Terry L. Merwin
                                   -------------------------------
                                   Terry L. Merwin, Secretary

         I further certify that the foregoing Second Amended and Restated Employee Stock Option Plan was approved by the shareholders of Intermountain Community Bancorp on December 17, 2003.

                                  /s/ Terry L. Merwin
                                  --------------------------------------------
                                  Terry L. Merwin, Secretary

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